UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[X] Preliminary Information Statement

[  ] Confidential, for Use of the Commission only (as permitted by Rule 14c-5(d)(2))

[  ] Definitive Information Statement

CAN B̅ CORP.

(Name of Registrant As Specified In Its Charter)

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CAN B̅ CORP.

960 SOUTH BROADWAY, SUITE 120, HICKSVILLE, NY 11801

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF INFORMATION STATEMENT FOR CAN B̅ CORP.

To the Shareholders of Can B̅ Corp.:

NOTICE IS HEREBY GIVEN to you as a stockholder of Can B̅ Corp., a Florida corporation (the “Company,” “we,” “us” or “our”), that you are receiving this notice regarding the internet availability of an information statement (the “Information Statement”) relating to the matters described below. This notice presents only an overview of the more complete Information Statement that is available to you on the internet or, upon request, by mail. We encourage you to access and review all the important information contained in the Information Statement. As described below, the Information Statement is for informational purposes only and, as a stockholder of the Company, you need not take any action.

By sending you this notice, we are notifying you that we are making the Information Statement available to you via the internet in lieu of mailing you a paper copy. You may print and view the full Information Statement on our website at http://www.canbcorp.com/investors/. To view and print the Information Statement, click on the link of the appropriate information statement in order to open the document. You may request a paper copy or PDF via email of the Information Statement, free of charge, by contacting us in writing at Can B̅ Corp. c/o Marco Alfonsi, 960 South Broadway, Suite 120, Hicksville, NY 11801 or by calling 516-595-9544. If you do not request a paper copy or PDF via email by October 10, 2020, you will not otherwise receive a paper or PDF copy. The Company’s most recent annual report and quarterly reports are available upon request, without charge, by contacting the Company at the address above. There is no charge to you for requesting a copy.

We are furnishing this notice and Information Statement to the holders of our common and preferred stock in connection with the approval by written consent of the Company’s Board of Directors and holders of a majority of the issued and outstanding voting stock of the Company to (i) approve the Company’s 2020 Incentive Stock Option Plan (the “ISOP Approval”) and (ii) amend the Certificate of Designation for the Company’s Series A Preferred Stock to reflect the rights and privileges relating to our Series A Preferred Stock following the Company’s recent reverse split and to add other terms typical of designations of preferred series of stock (the “Series A Amendment” and, collectively with the ISOP Approval, the “Actions”). The purpose of the Information Statement is to notify our stockholders that on July 28, 2020 pursuant to written consent permitted by Section 7607.0704 of the Florida Business Corporations Act (“FBCA”) the holders of a majority of the issued and outstanding voting stock of the Company executed a written consent approving the Actions. This notice is first being sent to our stockholders on or about September [●], 2020.

The written consent that we received constitutes the only stockholder approval required for to approve the foregoing actions under the FBCA and, as a result, no further action by any other stockholder is required to approve the foregoing and we have not and will not be soliciting your approval of the same. This notice and the Information Statement shall constitute notice to you of the action by written consent in accordance with the FBCA and Rule 14c-2 promulgated under the Exchange Act.

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

On behalf of the Board of Directors,

/s/ Marco Alfonsi
Name:	Marco Alfonsi
Title:	Chief Executive Officer and Director

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

AND RULE 14C PROMULGATED THERETO

CAN B̅ CORP.

960 South Broadway, Suite 120, Hicksville, NY 11801

INFORMATION STATEMENT

September [●], 2020

THIS INFORMATION STATEMENT IS FOR INFORMATION PURPOSES ONLY AND NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

A NOTICE OF THE INTERNET AVAILABILITY OF THIS INFORMATION STATEMENT IS BEING MAILED ON OR ABOUT SEPTEMBER [●], 2020 TO STOCKHOLDERS OF RECORD ON JULY 15, 2020.

This information statement (“Information Statement”) is being made available to the shareholders of record of Can B̅ Corp., a Florida corporation (the “Company,” “CANB,” “we,” “us,” or “our”) as of the close of business on July 15, 2020 (“Record Date”). This Information Statement is being sent to you for information purposes only. No action is requested or required on your part.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL OVERVIEW OF ACTIONS

The Board of Directors has recommended, and, on July 28, 2020 (“Voting Date”), the holders of a majority of the voting stock of CANB as of the Voting Date have adopted resolutions, to effect the actions listed in this Information Statement. This Information Statement is being filed with the Securities and Exchange Commission (the “SEC”) and is provided to CANB’s shareholders pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (“Exchange Act”).

Through the written consent of its Board of Directors and stockholders holding a majority of the Company’s voting stock as of the Voting Date, the Company has approved (i) the adoption of the Company’s 2020 Incentive Stock Option Plan (the “ISOP Approval”) and (ii) to amend the Certificate of Designation for the Company’s Series A Preferred Stock to reflect the rights and privileges relating to our Series A Preferred Stock following the Company’s recent reverse split and to add other terms typical of designations of preferred series of stock (the “Series A Amendment” and, collectively with the ISOP Approval, the “Actions”).

Holders of 1,2957,477 of the 3,840,053 common shares issued and outstanding as of the Voting Date, and 20 out of the 20 Series A Preferred Shares outstanding as of the Voting Date (representing 1,333,340 votes), approved the Actions. Thus, from the 5,173,393 votes eligible to be cast in this matter, 2,630,809 of the votes, or approximately 50.85%, approved the Actions by written consent.

Under SEC regulations, the Actions will not become effective sooner than 40 days after we mail the Notice of Stockholder Action Taken by Written Consent to our stockholders. This notice is first being mailed to our stockholders on or about September [●], 2020.

In order to obtain the approval of our stockholders for the Actions, we could have convened a special meeting of the stockholders for the specific purpose of voting on such matters. However, Section 607.0704 of the Florida Business Corporations Act (the “FBCA”) provides that any action required or permitted to be taken at a shareholders’ meeting may be taken without a meeting. In order to eliminate the costs and management time involved in holding a meeting and obtaining proxies and in order to effect the Actions as early as possible in order to accomplish the purposes hereafter described, we elected to utilize the written consent of a majority of the holders our voting stock. Under the FBCA and our bylaws, the affirmative vote of the holders of at least a majority of the outstanding stock entitled to vote thereon is required to approve the Actions.

This Information Statement is intended to provide such notice as required by the FBCA to provide after the taking of the corporate action without a meeting to the holders of record of our stock who have not consented in writing to such action.

Purpose

The ISOP Approval is intended to attract, retain, and motivate employees, officers, directors, consultants, agents, advisors and independent contractors of the Company and its related companies by providing them the opportunity to acquire a proprietary interest in the Company and to align their interests and efforts to the long-term interests of the Company’s stockholders. The Series A Amendment was approved to clarify the rights and privileges of our Series A Preferred stock following our reverse stock split, and to add additional terms customarily included in designations of preferred series of stock.

Effect on Authorized and Outstanding Shares

The rights and preferences of shares of our Common Stock subsequent to the Actions will remain the same, except that following the Series A Amendment holders of Series A Preferred Stock will rank senior as to distributions of dividends compared to holders of our Common Stock. The ISOP Approval will affect all our stockholders uniformly. The Series A Amendment will affect all holders of Series A Preferred Stock uniformly. We do not anticipate that the number of our stockholders, or any aspect of our current business plan, will materially change as a result of these changes.

Federal Income Tax Consequences

The following description of federal income tax consequences of the Actions is based on the Internal Revenue Code of 1986, as amended, the applicable Treasury Regulations promulgated thereunder, judicial authority, and current administrative rulings and practices as in effect on the date of this information statement (collectively, the “Code”). We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Actions.

The issuance of Options under the Plan (as below defined) is not expected to produce any immediate income subject to regular income taxes to the Company or to the participant, so long as the exercise price for such Options is at fair market value. For non-qualified stock options, there is a tax consequence to the participant upon exercise of the Options, which is the difference between the fair market value of the Stock and the exercise price of the Options. The Company takes a corresponding deduction. Additionally, following the sale of shares exercised, the difference between exercise price and the then-market price is taxed as a capital gain to the participant. For incentive stock options, the participant is not taxed at exercise of the options but is taxed upon sale at the difference of the exercise price and sales price. The Company does not take a corresponding deduction. Options that do not qualify as incentive stock options will be treated as non-qualified stock options. There are tax consequences, including a 20% penalty, to the participant for non-qualified stock options with an exercise price less than fair market value at issuance.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership, as of the Voting Date, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding voting stock, our directors, our executive officers, and our executive officers and directors as a group as of the record date. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within sixty (60) days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities.

Except as otherwise indicated and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown. Unless stated otherwise, the business address for these shareholders is 960 South Broadway, Suite 120, Hicksville, NY 11801.

Name	Title	Number of Common Shares	% of Common Shares	Number of Series A Preferred Shares	% of Series A Preferred Shares	% of Eligible Votes	Number of Warrants currently exercisable or exercisable in the next 60 days
Marco Alfonsi [1]	CEO, Director	197,998	5.16%	5	25%	10.27%	0
Stanley L. Teeple [2]	CFO, Director	13,861	0.36%	4	20%	5.42%	0
David Posel [3]	COO of Pure Health Products	0	0%	1	5%	1.29%	0
Pasquale Ferro [4]	President of Pure Health Products	104,602	2.72%	5	25%	8.47%	0
Phil Scala [5]	Interim COO	4,484	0.12%	0	0%	0.09%	0
Frederick Alger Boyer Jr. [6]	Independent Director	10,000	0.26%	0	0.00%	0.19%	0
Senator Ron Silver [7]	Independent Director	16,668	0.43%	0	0.00%	0.32%	0
James F. Murphy [8]	Independent Director	10,000	0.26%	0	0.00%	0.19%	0
All executive officers and directors as a group [8 persons]		357,613	9.31%	15	75%	26.24%	0
Andrew Holtmeyer [9]	VP of Business Development	3,695	0.01%	5	25%	6.51%	0

*Numbers have been adjusted to account for the Company’s reverse stock split.

(1)	Marco Alfonsi owns approximately 197,998 shares of common stock and 5 shares of Series A preferred stock, which are convertible into 166,670 shares and equal 333,335 votes. Prior to October 29, 2015, Mr. Alfonsi owned 270,000 shares of the Company’s common stock, at which time it was agreed that he would retire 166,666 shares of common stock for 5 shares of Series A Preferred Stock. In addition to the listed shares, five adult members of Mr. Alfonsi’s family hold an aggregate of 42,343 shares of common stock, which shares have not been included in the above calculations.

(2)	Stanley L. Teeple owns approximately 3,861 shares of common stock, options to purchase an additional 10,000 common shares, and 4 shares of Series A preferred stock, which are convertible into 133,336 shares and equal 266,668 votes.

(3)	David Posel owns 0 shares of common stock and 1 shares of Series A preferred stock, which is convertible into 33,334 shares and equals 66,667 votes.

(4)	Pasquale Ferro owns 69,119 common shares jointly with his wife and 35,483 common shares individually. Mr. Ferro holds 5 shares of Series A Preferred stock individually, which are convertible into 166,670 common shares and equal 333,335 votes. Mr. Ferro is the President of Pure Health Products, LLC, a wholly owned subsidiary of the Company. In addition to the listed shares, a member of Mr. Ferro’s family holds 8,335 shares of common stock, which shares have not been included in the above calculations

(5)	Phil Scala owns approximately 2,817 shares of common stock and options to purchase 1,667 common shares.

(6)	Frederick Alger Boyer Jr. holds options to purchase 10,000 common shares of the Company.

(7)	Ron Silver holds options to purchase 10,000 common shares of the Company and 6,668 shares of common stock.

(8)	James F. Murphy holds options to purchase 10,000 common shares of the Company.

(9)	Andrew Holtmeyer owns approximately 3,695 shares of common stock and 5 shares of Series A preferred stock, which are convertible into 166,670 shares and equal 333,335 votes.

(10)	There were 3,840,053 shares of common stock and 20 shares of Series A Preferred stock outstanding as of the Voting Date, for a total of 5,173,393 votes currently eligible to be cast on the Voting Date.

(11)	The Company’s preferred stock is classified as Series A Preferred shares, Series B Preferred Shares, and Series C Preferred Shares. Each Series A Preferred share is entitled to 66,667 votes and can be converted into 33,334 shares of common stock. Series B Preferred shares have no voting rights. Series B Preferred shares are convertible into shares of common stock; however, there are no Series B Preferred shares outstanding at this time. Each Series C Preferred share is entitled to 25,000 votes, can be converted into 25,000 shares of common stock, and ranks senior to common stock with respect to preferences as to distributions of dividends; however, there are no Series C Preferred shares outstanding at this time.

The above table is based upon information derived from our stock records. Except as otherwise indicated herein and under applicable community property laws, we believe that the beneficial owners of our common stock listed above have sole voting and investment power with respect to the shares shown.

The following table sets forth the ownership of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding voting stock, our directors, our executive officers, and our executive officers and directors as a group, assuming all preferred shares were converted to common shares as of the Voting Date (which they were not).

Name	Title	Number of Common Shares [1]	% of Common Shares	Number of Warrants currently exercisable or exercisable in the next 60 days
Marco Alfonsi	CEO, Director	364,668	8.09%	0
Stanley L. Teeple	CFO, Director	147,197	3.26%	0
David Posel	COO of Pure Health Products	33,334	0.74%	0
Pasquale Ferro	President of Pure Health Products	271,272	6.02%	0
Phil Scala	Interim COO	4,484	0.10%	0
Frederick Alger Boyer Jr.	Independent Director	10,000	0.22%	0
Senator Ron Silver	Independent Director	16,668	0.37%	0
James F. Murphy	Independent Director	10,000	0.22%	0
All executive officers and directors as a group [8 persons]		857,623	19.03%	0
Andrew Holtmeyer	VP of Business Development	170,365	3.78%	0

(1)	Had all 20 issued and outstanding Series A Preferred Shares been converted to common shares there would have been approximately 4,506,733 shares of common stock outstanding as of the Voting Date.

The above tables are based upon information derived from our stock records. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.

DESCRIPTION OF PLAN

The Can B̅ Corp. 2020 Incentive Stock Option Plan (the “Plan”) will be administered by the Compensation Committee or, in the Board’s sole discretion, the Board. Notwithstanding the foregoing, the Compensation Committee, or if no Compensation Committee has been appointed, the Board, may delegate administration of the Plan to a committee or committees of one or more members of the Board. Unless otherwise noted or unless the context otherwise requires, the term “Committee” refers to the applicable person or persons managing the Plan.

The Committee may grant awards under the Plan (“Awards”) in the form of Options, Stock Appreciation Rights, shares of the Company’s common stock (“Common Stock”), shares of the Company’s Series C Preferred Stock (“Series C Stock”), cash-based awards or other incentive payable in cash or property, or a combination of the foregoing, as may be designated by the Committee from time to time. An Award may be granted to any employee, officer or director of the Company or any of its subsidiaries (each, a “Related Company”) whom the Committee from time to time selects. An Award may also be granted to any consultant, agent, advisor or independent contractor for bona fide services rendered to the Company or any Related Company that (a) are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (b) do not directly or indirectly promote or maintain a market for the Company’s securities. As of the Voting Date, there were approximately 6 executive officers, 3 non-executive directors, 15 non-executive employees, and 10 consultants or other independent contractors who would qualify to receive Awards under the Plan. Securities under the Plan intended to be issued pursuant to Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder. Each recipient of an Award under the Plan is referred to herein as a “Participant.”

Subject to adjustment from time to time as provided in the Plan, a maximum of Two Thousand (2,000) shares of Series C Stock and Ten Million (10,000,000) shares of Common Stock (Series C Stock and Common Stock are sometimes referred to herein collectively as “Stock”) shall be available for issuance under the Plan. Participants may, if and to the extent the Committee so determines and sets forth in the instrument evidencing the Award at the time of grant, be credited with dividends paid with respect to shares of Stock underlying an Award in a manner determined by the Committee in its sole discretion.

The Committee may grant options to purchase Stock (“Options”) designated as Incentive Stock Options or Nonqualified Stock Options. Nonqualified Stock Options may not be granted for Series C Stock. Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Option shall be ten (10) years from the applicable grant date. The exercise price for shares purchased under an Option shall be at least 100% of the fair market value on the grant date (and shall not be less than the minimum exercise price required by Section 422 of the Code with respect to Incentive Stock Options). Notwithstanding the foregoing, a Non-qualified Stock Option may be granted with an Option exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 409A of the Code.

Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company as treasury shares. Shares of stock covered by an Award shall not be counted as used unless and until they are actually issued and delivered to a Participant. If any Award lapses, expires, terminates or is canceled prior to the issuance of shares thereunder or if shares of stock are issued under the Plan to a Participant and thereafter are forfeited to or otherwise reacquired by the Company, the shares subject to such Awards and the forfeited or reacquired shares shall again be available for issuance under the Plan.

The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration may be paid in the form of (a) cash; (b) certified or bank check; (c) having the Company withhold shares of Stock that would otherwise be issued on exercise of the Option that have an aggregate fair market value equal to the aggregate exercise price of the shares being purchased under the Option (d) tendering (either actually or, so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) shares of Common Stock owned by the Participant that have an aggregate fair market value equal to the aggregate exercise price of the shares being purchased under the Option; (e) so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, and to the extent permitted by law, delivery of a properly executed exercise notice, together with irrevocable instructions to a brokerage firm designated or approved by the Company to deliver promptly to the Company the aggregate amount of proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise, all in accordance with the regulations of the Federal Reserve Board; or (f) such other consideration as the Committee may permit. We are working with an accounting firm to determine the fair market values of our Common Stock and Series C Stock. As of August 19, 2020, the market value of our Common Stock was $1.01 per share and the market value of the common shares into which each Series C share is convertible was $25,250; however, market value may not equal fair market value, which will be determined by certified public accountants engaged by the Company.

To the extent the aggregate fair market value of Stock with respect to which a Participant’s Incentive Stock Options become exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company and its parent and subsidiary corporations) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option. In the event the Participant holds two (2) or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

Any portion of an Option that is not vested and exercisable on the date of a Participant’s Termination of Service shall expire on such date. Any portion of an Option that is vested and exercisable on the date of a Participant’s Termination of Service shall expire on the earliest to occur of: (i) if the Participant’s termination of service occurs for reasons other than cause, retirement, disability or death, the date that is three (3) months after such termination of service; (ii) if the Participant’s termination of service occurs by reason of retirement, disability or death, the one (1)-year anniversary of such termination of service; and (iii) the Option expiration date. Notwithstanding the foregoing, if a Participant dies after his or her termination of service but while an Option is otherwise exercisable, the portion of the Option that is vested and exercisable on the date of such termination of service shall expire upon the earlier to occur of (a) the Option expiration date and (b) the one (1)-year anniversary of the date of death, unless the Committee determines otherwise. Also notwithstanding the foregoing, in case a Participant’s termination of service occurs for cause, all Options granted to the Participant (vested or unvested) shall automatically expire upon first notification to the Participant of such termination, unless the Committee determines otherwise. If a Participant’s employment or service relationship with the Company is suspended pending an investigation of whether the Participant shall be terminated for cause, all the Participant’s rights under any Option shall likewise be suspended during the period of investigation. If any facts that would constitute termination for cause are discovered after a Participant’s termination of service, any Option then held by the Participant may be immediately terminated by the Committee, in its sole discretion.

Individuals who are not employees of the Company or one of its Related Companies may not be granted Incentive Stock Options. The exercise price of an Incentive Stock Option shall be at least 100% of the fair market value of the Stock on the applicable grant date, and in the case of an Incentive Stock Option granted to a Participant who owns more than 10% of the total combined voting power of all classes of the stock of the Company or of its parent or subsidiary corporations (a “Ten Percent Stockholder”), shall not be less than 110% of the fair market value of the Stock on the grant date. Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Incentive Stock Option shall not exceed ten years, and in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, shall not exceed five (5) years.

The Committee may grant Stock Appreciation Rights (each, an “SAR”) to Participants at any time on such terms and conditions as the Committee shall determine in its sole discretion. An SAR may be granted in tandem with an Option or alone. An SAR may be exercised upon such terms and conditions and for the term as the Committee determines in its sole discretion; provided, however, that, subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the SAR, the maximum term of a freestanding SAR shall be ten years, and in the case of a tandem SAR, (a) the term shall not exceed the term of the related Option and (b) the tandem SAR may be exercised for all or part of the shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option, except that the tandem SAR may be exercised only with respect to the shares for which its related Option is then exercisable. Upon the exercise of an SAR, a Participant shall be entitled to receive payment in an amount determined by multiplying: (a) the difference between the fair market value of the Stock on the date of exercise over the grant price of the SAR by (b) the number of shares with respect to which the SAR is exercised. At the discretion of the Committee as set forth in the instrument evidencing the Award, the payment upon exercise of an SAR may be in cash, in shares, in some combination thereof or in any other manner approved by the Committee in its sole discretion.

In the event, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (a) the outstanding shares of Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or (b) new, different or additional securities of the Company or any other company being received by the holders of shares of Stock, then the Committee shall make proportional adjustments in (i) the maximum number and kind of securities available for issuance under the Plan; (ii) the maximum number and kind of securities issuable as Incentive Stock Options; and (iii) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Committee, as to the terms of any of the foregoing adjustments shall be conclusive and binding.

To the extent not previously exercised or settled, and unless otherwise determined by the Committee in its sole discretion, Awards shall terminate immediately prior to the dissolution or liquidation of the Company. The Committee shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation, dissolution or change in control of the Company, to take such further action as it determines to be necessary or advisable with respect to Awards.

In the event of an underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, no person may sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose of or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any shares issued pursuant to an Award granted under the Plan without the prior written consent of the Company or its underwriters.

The Committee may amend, suspend or terminate the Plan or any portion of the Plan at any time and in such respects as it shall deem advisable; provided, however, that, to the extent required by applicable law, regulation or stock exchange rule, stockholder approval shall be required for any amendment to the Plan; and provided, further, that any amendment that requires stockholder approval may be made only by the Board and not by the Compensation Committee. The Committee may amend the terms of any outstanding Award, prospectively or retroactively. Notwithstanding the foregoing, the amendment, suspension or termination of the Plan or a portion thereof or the amendment of an outstanding Award shall not, without the Participant’s consent, materially adversely affect any rights under any Award theretofore granted to the Participant under the Plan. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option.

Unless sooner terminated as provided herein, the Plan shall terminate ten years from the Effective Date. After the Plan is terminated, no future Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten years after the later of: (a) the adoption of the Plan by the Board and (b) the adoption by the Board of any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code.

Each person who is or shall have been a member of the Board, or a committee appointed by the Board, or an officer of the Company to whom authority was delegated, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such claim, action, suit or proceeding against such person; provided, however, that such person shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf. This duty to indemnify shall not apply to the extent that (i) such loss, cost, liability or expense is a result of such person’s own willful misconduct or (ii) such indemnification is expressly prohibited by statute.

NEW PLAN BENEFITS

The following table sets for the benefits or amounts that are anticipated be received by, or allocated to, our executive officers, key employees, non-executive directors, and non-executive employees pursuant to the Plan:

Can B̅ Corp. 2020 Incentive Stock Option Plan

Name and position	Dollar value ($)*	Number of Series C Shares	Number of Common Shares Convertible
Marco Alfonsi, CEO	$5,050,000	200	5,000,000
Stanley L. Teeple, CFO	$5,050,000	200	5,000,000
Phil Scala, Interim COO	$202,000	8	200,000
Pasquale Ferro, President of Pure Health Products	$5,050,000	200	5,000,000
Steven Apolant, President of Green Grow Farms, Inc.	$5,050,000	200	5,000,000
Executive Group	$20,402,000	808	20,200,000
Non-Executive Director Group	$75,750	3	75,000
Non-Executive Officer Employee Group	$555,500	22	550,000

*Based on market value of common stock, which may not equal fair market value.

MODIFICATIONS TO SERIES A PREFERRED SHARES

The Series A Amendment will update the language in the Certificate of Designation for our Series A Preferred Stock so that it reflect the voting and conversion rights of Series A Preferred shares following the Company’s recent 300-to-1 reverse stock split. The Series A Amendment will also add terms customarily included in designations of preferred series of stock. For clarity, and without in any way limiting the foregoing, following completion of the Series A Amendment, the Certificate of Designation for our Series A Preferred Stock will include that each share of Series A Preferred Stock shall be entitled to 66,667 votes and is convertible into 33,334 shares of Common Stock. Furthermore, in the event of the liquidation, dissolution, or winding up of the Company, holders of our Series A Preferred Stock may elect (i) to receive, in preference to the holders of Common Stock, a one-time liquidation preference on a per-share amount equal to the per-share value of Series A Preferred shares on their respective issuance dates, as recorded in the Company’s financial records, or (ii) to participate pari passu with the Common Stock on an as-converted basis. The Series A Amendment will affect all of our Series A Preferred shares uniformly, of which there are currently 20 issued and outstanding. There shall be no payment of dividends in arrears or interest with respect to the Series A Preferred Stock as a result of the Series A Amendment.

DISSENTERS’ RIGHTS

Under FBCA and our Articles of Incorporation and bylaws, no stockholder has any right to dissent to the Actions, nor is any stockholder entitled to appraisal of or payment for their shares of stock.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No specific awards have been issued under the Plan. It is intended that awards under the Plan will be issued to officers and directors and other service providers, as determined in the discretion of the Committee. None of our officers or directors, and no person associated with any of them, have any interest in the Series A Amendment that is different from every other Series A stockholder.

WHERE YOU CAN FIND MORE INFORMATION

Information is available by request or can be accessed on the internet. Reports, proxy statements and other information filed with the SEC by the Company can be accessed electronically by means of the Securities and Exchange Commission’s home page on the Internet at http://www.sec.gov or at other Internet sites such as http://www.freeedgar.com or http://www.otcmarkets.com.

You may read and copy any materials that we file with the Securities and Exchange Commission at the commission’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549. A copy of any public filing is also available to any shareholder at no charge upon written request to the Company by providing an e-mail or facsimile number.

PROPOSALS BY SECURITY HOLDERS

No security holder has asked the Company to include any proposal in this Information Statement.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS

Only one information statement to security holders will be delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. Upon written or oral request, a separate copy of an information statement can be provided to security holders at a shared address. For an oral request, please contact the Company at 516-595-9544. For a written request, mail request to 960 South Broadway, Suite 120, Hicksville, NY 11801.

EXPENSE OF THIS INFORMATION STATEMENT

The expenses of this Information Statement will be borne by us, including expenses in connection with the preparation and sending of this Information Statement and all related materials. It is contemplated that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward this Information Statement to the beneficial owners of our Common Stock held of record by such person and that we will reimburse them for their reasonable expenses incurred in connection therewith.

DOCUMENTS INCORPORATED BY REFERENCE

The Section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Company’s Financial Statements are incorporated herein by reference from the following filings:

●	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on April 2, 2020;
●	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020, filed with the SEC on May 20, 2020; and
●	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2020, filed with the SEC on August 19, 2020.

FORWARD-LOOKING STATEMENTS

This Information Statement contains forward-looking statements regarding our intentions to effectuate the Actions. Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from those expressed in the forward-looking statements. We caution investors not to rely unduly on any forward-looking statements. We expressly disclaim any obligation to update any forward-looking statement in the event it later turns out to be inaccurate, whether as a result of new information, future events or otherwise.

FULL TEXT OF THE PLAN

The full text of the Plan is attached hereto as Appendix I.

By the Order of the Board of Directors.

Dated: September 4, 2020

CAN B̅ CORP.

By:	/s/ Marco Alfonsi
Name:	Marco Alfonsi
Title:	Chief Executive Officer

DIRECTORS:

By:	/s/ Marco Alfonsi
Name:	Marco Alfonsi
Title:	Director

By:	/s/ Stanley Teeple
Name:	Stanley Teeple
Title:	Director

By:	/s/ Frederick Alger Boyer Jr.
Name:	Frederick Alger Boyer Jr.
Title:	Independent Director

By:	/s/ Ron A. Silver
Name:	Ron A. Silver
Title:	Independent Director

By:	/s/ James F. Murphy
Name:	James F. Murphy
Title:	Independent Director

APPENDIX I
The Can B̅ Corp. 2020 Incentive Stock Option Plan

CAN B CORP.

2020 INCENTIVE STOCK OPTION PLAN

SECTION 1. PURPOSE

The purpose of this Can B Corp. 2020 Incentive Stock Option Plan (the “Plan”) is to attract, retain, and motivate employees, officers, directors, consultants, agents, advisors and independent contractors of the Company and its Related Companies by providing them the opportunity to acquire a proprietary interest in the Company and to align their interests and efforts to the long-term interests of the Company’s stockholders.

SECTION 2. DEFINITIONS

Certain capitalized terms used in the Plan have the meanings set forth in Appendix A

SECTION 3. ADMINISTRATION

3.1 Administration of the Plan.

The Plan shall be administered by the Compensation Committee or, in the Board’s sole discretion, the Board. The Compensation Committee shall be composed of two or more directors, each of whom is a “non-employee director” within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission. As used in this Plan, the term “Compensation Committee” shall be construed as if followed by the words “(if any);” and nothing in this Plan requires the Board to have a Compensation Committee.

3.2 Delegation.

Notwithstanding the foregoing, the Compensation Committee, or if no Compensation Committee has been appointed, the Board, may delegate administration of the Plan to a committee or committees of one or more members of the Board. The Committee shall have the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Members of any Committee shall serve for such term as the Board may determine, subject to removal by the Board at any time. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. The members of the Committee shall be appointed by and serve at the pleasure of the Board. From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a Committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable. To the extent consistent with applicable law, the Board or the Committee may authorize one or more officers of the Company to grant Awards to designated classes of Eligible Persons, within limits specifically prescribed by the Board or the Compensation Committee; provided, however, that no such officer shall have or obtain authority to grant Awards to himself or herself or to any person then subject to Section 16 of the Exchange Act. All references in the Plan to the “Committee” shall be, as applicable, to the Board, the Compensation Committee or any other committee or any officer to whom the Board or the Compensation Committee has delegated authority to administer the Plan.

3.3 Administration and Interpretation by Committee.

(a) Except for the terms and conditions explicitly set forth in the Plan and to the extent permitted by applicable law, the Committee shall have full power and exclusive authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board or a Committee composed of members of the Board, to (i) select the Eligible Persons to whom Awards may from time to time be granted under the Plan; (ii) determine the type or types of Award to be granted to each Participant under the Plan; (iii) determine the number of shares of Preferred Stock and/or Common Stock (collectively, “Stock”) to be covered by each Award granted under the Plan; (iv) determine the terms and conditions of any Award granted under the Plan; (v) approve the forms of notice or agreement for use under the Plan; (vi) determine whether, to what extent and under what circumstances Awards may be settled in cash, shares of Preferred Stock and/or Common Stock or other property or canceled or suspended; (vii) determine whether, to what extent and under what circumstances cash, shares of Stock, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant; (viii) interpret and administer the Plan and any instrument evidencing an Award, notice or agreement executed or entered into under the Plan; (ix) establish such rules and regulations as it shall deem appropriate for the proper administration of the Plan; (x) delegate ministerial duties to such of the Company’s employees as it so determines; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

(b) The Committee shall have the right, without stockholder approval, to cancel or amend outstanding Options or SARs for the purpose of repricing, replacing or regranting such Options or SARs with Options or SARs that have a purchase or grant price that is less than the purchase or grant price for the original Options or SARs except in connection with adjustments provided in Section 15.

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(c) The effect on the vesting of an Award of a Company-approved leave of absence or a Participant’s working less than full-time shall be determined by the Company’s chief human resources officer or other person performing that function or, with respect to directors or executive officers, by the Committee, whose determination shall be final.

(d) Decisions of the Committee shall be final, conclusive and binding on all persons, including the Company, any Participant, any stockholder and any Eligible Person. A majority of the members of the Committee may determine its actions.

SECTION 4. SHARES SUBJECT TO THE PLAN

4.1 Authorized Number of Shares.

Subject to adjustment from time to time as provided in Section 15.1, a maximum of Two Thousand (2,000) shares of Preferred Stock and Ten Million (10,000,000) shares of Common Stock shall be available for issuance under the Plan. Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company as treasury shares.

4.2 Share Usage.

(a) Shares of Stock covered by an Award shall not be counted as used unless and until they are actually issued and delivered to a Participant. If any Award lapses, expires, terminates or is canceled prior to the issuance of shares thereunder or if shares of Stock are issued under the Plan to a Participant and thereafter are forfeited to or otherwise reacquired by the Company, the shares subject to such Awards and the forfeited or reacquired shares shall again be available for issuance under the Plan. Any shares of Stock (i) tendered by a Participant or retained by the Company as full or partial payment to the Company for the purchase price of an Award or to satisfy tax withholding obligations in connection with an Award, or (ii) covered by an Award that is settled in cash, or in a manner such that some or all of the shares of Stock covered by the Award are not issued, shall be available for Awards under the Plan. The number of shares of Stock available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares of Common Stock or credited as additional shares of Stock subject or paid with respect to an Award.

(b) The Committee shall also, without limitation, have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company.

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(c) Notwithstanding anything in the Plan to the contrary, the Committee may grant Substitute Awards under the Plan. Substitute Awards shall not reduce the number of shares authorized for issuance under the Plan. In the event that an Acquired Entity has shares available for awards or grants under one or more preexisting plans not adopted in contemplation of such acquisition or combination, then, to the extent determined by the Committee, the shares available for grant pursuant to the terms of such preexisting plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to holders of common stock of the entities that are parties to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the number of shares of Stock authorized for issuance under the Plan; provided, however, that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of such preexisting plans, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors of the Company or a Related Company prior to such acquisition or combination. In the event that a written agreement between the Company and an Acquired Entity pursuant to which a merger or consolidation is completed is approved by the Board and that agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, those terms and conditions shall be deemed to be the action of the Committee without any further action by the Committee, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such awards shall be deemed to be Participants.

(d) Notwithstanding the other provisions in this Section 4.2, the maximum number of shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate share number stated in Section 4.1, subject to adjustment as provided in Section 15.1.

SECTION 5. ELIGIBILITY

An Award may be granted to any employee, officer or director of the Company or a Related Company whom the Committee from time to time selects. An Award may also be granted to any consultant, agent, advisor or independent contractor for bona fide services rendered to the Company or any Related Company that (a) are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

SECTION 6. AWARDS

6.1 Form, Grant and Settlement of Awards.

The Committee shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted under the Plan. Such Awards may be granted either alone or in addition to or in tandem with any other type of Award. Any Award settlement may be subject to such conditions, restrictions and contingencies as the Committee shall determine.

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6.2 Evidence of Awards.

Awards granted under the Plan shall be evidenced by a written document, including an electronic, notice or agreement that shall contain such terms, conditions, limitations and restrictions as the Committee shall deem advisable and that are not inconsistent with the Plan.

6.3 Deferrals.

The Committee may permit or require a Participant to defer receipt of the payment of any Award if and to the extent set forth in the instrument evidencing the Award at the time of grant. If any such deferral election is permitted or required, the Committee, in its sole discretion, shall establish rules and procedures for such payment deferrals, which may include the grant of additional Awards or provisions for the payment or crediting of interest or dividend equivalents, including converting such credits to deferred stock unit equivalents; provided, however, that the terms of any deferrals under this Section 6.3 shall comply with all applicable law, rules and regulations, including, without limitation, Section 409A of the Code.

6.4 Dividends and Distributions.

Participants may, if and to the extent the Committee so determines and sets forth in the instrument evidencing the Award at the time of grant, be credited with dividends paid with respect to shares of Stock underlying an Award in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, shares of Stock, Restricted Stock or Stock Units.

SECTION 7. OPTIONS

7.1 Grant of Options.

The Committee may grant Options designated as Incentive Stock Options or Nonqualified Stock Options. Nonqualified Stock Options may not be granted for Preferred Stock.

7.2 Option Exercise Price.

The exercise price for shares purchased under an Option shall be at least 100% of the Fair Market Value on the Grant Date (and shall not be less than the minimum exercise price required by Section 422 of the Code with respect to Incentive Stock Options), except in the case of Substitute Awards. Notwithstanding the foregoing, a Non-qualified Stock Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 409A of the Code.

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7.3 Term of Options.

Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Option shall be ten years from the Grant Date.

7.4 Exercise of Options.

The Committee shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, any of which provisions may be waived or modified by the Committee at any time.

To the extent an Option has vested and become exercisable, the Option may be exercised in whole or from time to time in part by delivery to or as directed or approved by the Company of a properly executed Notice of Exercise in accordance with procedures established by the Board or Committee, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement, if any, and such representations and agreements as may be required by the Board or Committee, accompanied by payment in full as described in Sections 7.5 and 13. An Option may be exercised only for whole shares and may not be exercised for less than a reasonable number of shares at any one time, as determined by the Committee.

7.5 Payment of Exercise Price.

The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid before the Company will issue the shares being purchased and must be in a form or a combination of forms acceptable to the Committee for that purchase, which forms may include:

(a) cash;

(b) by certified or bank check;

(c) having the Company withhold shares of Stock that would otherwise be issued on exercise of the Option that have an aggregate Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option;

(d) tendering (either actually or, so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) shares of Common Stock owned by the Participant that have an aggregate Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option;

(e) so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, and to the extent permitted by law, delivery of a properly executed exercise notice, together with irrevocable instructions to a brokerage firm designated or approved by the Company to deliver promptly to the Company the aggregate amount of proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise, all in accordance with the regulations of the Federal Reserve Board; or

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(f) such other consideration as the Committee may permit.

7.6 Effect of Termination of Service.

In the event a Participant’s service with this Company is terminated, the Option shall be exercisable according to the following terms and conditions, which may be waived or modified by the Board or Committee at any time:

(a) Any portion of an Option that is not vested and exercisable on the date of a Participant’s Termination of Service shall expire on such date.

(b) Any portion of an Option that is vested and exercisable on the date of a Participant’s Termination of Service shall expire on the earliest to occur of:

(i) if the Participant’s Termination of Service occurs for reasons other than Cause, Retirement, Disability or death, the date that is three months after such Termination of Service;

(ii) if the Participant’s Termination of Service occurs by reason of Retirement, Disability or death, the one-year anniversary of such Termination of Service; and

(iii) the Option Expiration Date.

Notwithstanding the foregoing, if a Participant dies after his or her Termination of Service but while an Option is otherwise exercisable, the portion of the Option that is vested and exercisable on the date of such Termination of Service shall expire upon the earlier to occur of (a) the Option Expiration Date and (b) the one-year anniversary of the date of death, unless the Committee determines otherwise.

Also notwithstanding the foregoing, in case a Participant’s Termination of Service occurs for Cause, all Options granted to the Participant (vested or unvested) shall automatically expire upon first notification to the Participant of such termination, unless the Committee determines otherwise. If a Participant’s employment or service relationship with the Company is suspended pending an investigation of whether the Participant shall be terminated for Cause, all the Participant’s rights under any Option shall likewise be suspended during the period of investigation. If any facts that would constitute termination for Cause are discovered after a Participant’s Termination of Service, any Option then held by the Participant may be immediately terminated by the Committee, in its sole discretion.

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(c) If the exercise of the Option following a Participant’s Termination of Service, but while the Option is otherwise exercisable, would be prohibited solely because the issuance of Stock would violate either the registration requirements under the Securities Act or the Company’s insider trading policy, then the Option shall remain exercisable until the earlier of (i) the Option Expiration Date and (ii) the expiration of a period of three months (or such longer period of time as determined by the Committee in its sole discretion) after the Participant’s Termination of Service during which the exercise of the Option would not be in violation of such Securities Act or insider trading policy requirements.

Notwithstanding the foregoing, if a Participant does not exercise his or her vested Option on or before the date (i) ninety (90) days following the Termination of Service or (ii) twelve (12) months following Termination of Service due to Disability or death (in case of death, exercise may be by Participant’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon Participant’s death), Participant’s Option will not qualify as an Incentive Stock Option and will be treated and taxed as a Nonqualified Stock Option.

7.7 Repurchase and Forfeiture Restrictions.

Options (and any compensation paid or shares issued under the Options) are subject to recoupment in accordance with The Dodd–Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any clawback policy adopted by the Company, and any compensation recovery policy otherwise required by applicable law. Notwithstanding anything to the contrary contained herein, the Committee may, in its sole discretion, provide in an Award Agreement or otherwise that the Committee may cancel such Award if the Participant has engaged in or engages in any Detrimental Activity. The Committee may, in its sole discretion, also provide in an Award Agreement or otherwise that (i) if the Participant has engaged in or engages in Detrimental Activity, the Participant will forfeit any gain realized on the vesting, exercise or settlement of any Award, and must repay the gain to the Company and (ii) if the Participant receives any amount in excess of what the Participant should have received under the terms of the Award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), then the Participant shall be required to repay any such excess amount to the Company. Without limiting the foregoing, all Awards shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with applicable laws.

SECTION 8. INCENTIVE STOCK OPTION LIMITATIONS

Notwithstanding any other provisions of the Plan, the terms and conditions of any Incentive Stock Options shall in addition comply in all respects with Section 422 of the Code, or any successor provision, and any applicable regulations thereunder, including, to the extent required thereunder, the following:

8.1 Dollar Limitation.

To the extent the aggregate Fair Market Value (determined as of the Grant Date) of Stock with respect to which a Participant’s Incentive Stock Options become exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company and its parent and subsidiary corporations) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option. In the event the Participant holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

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8.2 Eligible Employees.

Individuals who are not employees of the Company or one of its parent or subsidiary corporations may not be granted Incentive Stock Options.

8.3 Exercise Price.

The exercise price of an Incentive Stock Option shall be at least 100% of the Fair Market Value of the Stock on the Grant Date, and in the case of an Incentive Stock Option granted to a Participant who owns more than 10% of the total combined voting power of all classes of the stock of the Company or of its parent or subsidiary corporations (a “Ten Percent Stockholder”), shall not be less than 110% of the Fair Market Value of the Stock on the Grant Date. The determination of more than 10% ownership shall be made in accordance with Section 422 of the Code.

8.4 Option Term.

Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Incentive Stock Option shall not exceed ten years, and in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, shall not exceed five years.

8.5 Exercisability.

An Option designated as an Incentive Stock Option shall cease to qualify for favorable tax treatment as an Incentive Stock Option to the extent it is exercised (if permitted by the terms of the Option) (a) more than three months after the date of a Participant’s Termination of Service if termination was for reasons other than death or disability, (b) more than one year after the date of a Participant’s Termination of Service if termination was by reason of disability, or (c) after the Participant has been on leave of absence for more than 90 days, unless the Participant’s reemployment rights are guaranteed by statute or contract.

8.6 Taxation of Incentive Stock Options.

In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Participant must hold the shares acquired upon the exercise of an Incentive Stock Option for two years after the Grant Date and one year after the date of exercise.

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A Participant may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option. The Participant shall give the Company prompt notice of any disposition of shares acquired on the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

8.7 Code Definitions.

For the purposes of this Section 8 “disability,” “parent corporation” and “subsidiary corporation” shall have the meanings attributed to those terms for purposes of Section 422 of the Code.

SECTION 9. STOCK APPRECIATION RIGHTS

9.1 Grant of Stock Appreciation Rights.

The Committee may grant Stock Appreciation Rights to Participants at any time on such terms and conditions as the Committee shall determine in its sole discretion. An SAR may be granted in tandem with an Option or alone (“freestanding”). The grant price of a tandem SAR shall be equal to the exercise price of the related Option. The grant price of a freestanding SAR shall be established in accordance with procedures for Options set forth in Section 7.2. An SAR may be exercised upon such terms and conditions and for the term as the Committee determines in its sole discretion; provided, however, that, subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the SAR, the maximum term of a freestanding SAR shall be ten years, and in the case of a tandem SAR, (a) the term shall not exceed the term of the related Option and (b) the tandem SAR may be exercised for all or part of the shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option, except that the tandem SAR may be exercised only with respect to the shares for which its related Option is then exercisable.

9.2 Payment of SAR Amount.

Upon the exercise of an SAR, a Participant shall be entitled to receive payment in an amount determined by multiplying: (a) the difference between the Fair Market Value of the Preferred Stock and/or Common Stock on the date of exercise over the grant price of the SAR by (b) the number of shares with respect to which the SAR is exercised. At the discretion of the Committee as set forth in the instrument evidencing the Award, the payment upon exercise of an SAR may be in cash, in shares, in some combination thereof or in any other manner approved by the Committee in its sole discretion.

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9.3 Waiver of Restrictions.

Subject to Section 18.5, the Committee, in its sole discretion, may waive any other terms, conditions or restrictions on any SAR under such circumstances and subject to such terms and conditions as the Committee shall deem appropriate.

SECTION 10. STOCK AWARDS, RESTRICTED STOCK AND STOCK UNITS

10.1 Grant of Stock Awards, Restricted Stock and Stock Units.

The Committee may grant Stock Awards, Restricted Stock, and Stock Units on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any, which may be based on continuous service with the Company or a Related Company or the achievement of any performance goals, as the Committee shall determine in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award.

10.2 Vesting of Restricted Stock and Stock Units.

Upon the satisfaction of any terms, conditions and restrictions prescribed with respect to Restricted Stock or Stock Units, or upon a Participant’s release from any terms, conditions and restrictions of Restricted Stock or Stock Units, as determined by the Committee, and subject to the provisions of Section 13, (a) the shares of Restricted Stock covered by each Award of Restricted Stock shall become freely transferable by the Participant, and (b) Stock Units shall be paid in shares of Stock or, if set forth in the instrument evidencing the Awards, in cash or a combination of cash and shares of Stock. Any fractional shares subject to such Awards shall be paid to the Participant in cash.

10.3 Waiver of Restrictions.

Subject to Section 18.5, the Committee, in its sole discretion, may waive the repurchase or forfeiture period and any other terms, conditions or restrictions on any Restricted Stock or Stock Unit under such circumstances and subject to such terms and conditions as the Committee shall deem appropriate.

SECTION 11. PERFORMANCE AWARDS

11.1 Performance Shares.

The Committee may grant Awards of Performance Shares, designate the Participants to whom Performance Shares are to be awarded and determine the number of Performance Shares and the terms and conditions of each such Award. Performance Shares shall consist of a unit valued by reference to a designated number of shares of Stock, the value of which may be paid to the Participant by delivery of shares of Stock or, if set forth in the instrument evidencing the Award, of such property as the Committee shall determine, including, without limitation, cash, shares of Stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee. Subject to Section 18.5, the amount to be paid under an Award of Performance Shares may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.

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11.2 Performance Units.

The Committee may grant Awards of Performance Units, designate the Participants to whom Performance Units are to be awarded and determine the number of Performance Units and the terms and conditions of each such Award. Performance Units shall consist of a unit valued by reference to a designated amount of property other than shares of Preferred Stock and/or Common Stock, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, shares of Preferred Stock and/or Common Stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee. Subject to Section 18.5, the amount to be paid under an Award of Performance Units may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.

SECTION 12. OTHER STOCK OR CASH-BASED AWARDS

Subject to the terms of the Plan and such other terms and conditions as the Committee deems appropriate, the Committee may grant other incentives payable in cash or in shares of Stock under the Plan.

SECTION 13. WITHHOLDING

The Company may require the Participant to pay to the Company the amount of (a) any taxes that the Company is required by applicable federal, state, local or foreign law to withhold with respect to the grant, vesting or exercise of an Award (“tax withholding obligations”) and (b) any amounts due from the Participant to the Company or to any Related Company (“other obligations”). The Company shall not be required to issue any shares of Stock or otherwise settle an Award under the Plan until such tax withholding obligations and other obligations are satisfied.

The Committee may permit or require a Participant to satisfy all or part of the Participant’s tax withholding obligations and other obligations by (a) paying cash to the Company, (b) having the Company withhold an amount from any cash amounts otherwise due or to become due from the Company to the Participant, (c) having the Company withhold a number of shares of Stock that would otherwise be issued to the Participant (or become vested, in the case of Restricted Stock) having a Fair Market Value equal to the tax withholding obligations and other obligations, or (d) surrendering a number of shares of Stock the Participant already owns having a value equal to the tax withholding obligations and other obligations. The value of the shares so withheld or tendered may not exceed the employer’s minimum required tax withholding rate.

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SECTION 14. ASSIGNABILITY

No Award or interest in an Award may be sold, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or transferred by a Participant or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except to the extent the Participant designates one or more beneficiaries on a Company-approved form who may exercise the Award or receive payment under the Award after the Participant’s death. During a Participant’s lifetime, an Award may be exercised only by the Participant. Notwithstanding the foregoing and to the extent permitted by Section 422 of the Code, the Committee, in its sole discretion, may permit a Participant to assign or transfer an Award subject to such terms and conditions as the Committee shall specify.

SECTION 15. ADJUSTMENTS

15.1 Adjustment of Shares.

In the event, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (a) the outstanding shares of Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or (b) new, different or additional securities of the Company or any other company being received by the holders of shares of Stock, then the Committee shall make proportional adjustments in (i) the maximum number and kind of securities available for issuance under the Plan; (ii) the maximum number and kind of securities issuable as Incentive Stock Options as set forth in Section 4.2; and (iii) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Committee, as to the terms of any of the foregoing adjustments shall be conclusive and binding.

Notwithstanding the foregoing, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Awards. Also notwithstanding the foregoing, a dissolution or liquidation of the Company or a Company Transaction shall not be governed by this Section 15.1 but shall be governed by Sections 15.2 and 15.3, respectively.

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15.2 Dissolution or Liquidation.

To the extent not previously exercised or settled, and unless otherwise determined by the Committee in its sole discretion, Awards shall terminate immediately prior to the dissolution or liquidation of the Company. To the extent a vesting condition, forfeiture provision or repurchase right applicable to an Award has not been waived by the Committee, the Award shall be forfeited immediately prior to the consummation of the dissolution or liquidation.

15.3 Change in Control.

Notwithstanding any other provision of the Plan to the contrary, unless the Committee shall determine otherwise in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, in the event of a Change in Control:

(a) All outstanding Awards, other than Performance Shares and Performance Units, shall become fully and immediately exercisable, and all applicable deferral and restriction limitations or forfeiture provisions shall lapse, immediately prior to the Change in Control and shall terminate at the effective time of the Change in Control; provided, however, that with respect to a Change in Control that is a Company Transaction, such Awards shall become fully and immediately exercisable, and all applicable deferral and restriction limitations or forfeiture provisions shall lapse, only if and to the extent such Awards are not converted, assumed or replaced by the Successor Company.

For the purposes of this Section 15.3(a), an Award shall be considered converted, assumed or replaced by the Successor Company if following the Company Transaction the option or right confers the right to purchase or receive, for each share of Preferred Stock and/or Common Stock subject to the Award immediately prior to the Company Transaction, the consideration (whether stock, cash or other securities or property) received in the Company Transaction by holders of Preferred Stock and/or Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Company Transaction is not solely common stock of the Successor Company, the Committee may, with the consent of the Successor Company, provide for the consideration to be received upon the exercise of the Option, for each share of Stock subject thereto, to be solely common stock of the Successor Company substantially equal in fair market value to the per share consideration received by holders of Stock in the Company Transaction. The determination of such substantial equality of value of consideration shall be made by the Committee, and its determination shall be conclusive and binding.

(b) All Performance Shares or Performance Units earned and outstanding as of the date the Change in Control is determined to have occurred shall be payable in full at the target level in accordance with the payout schedule pursuant to the instrument evidencing the Award. Any remaining Performance Shares or Performance Units (including any applicable performance period) for which the payout level has not been determined shall be prorated at the target payout level up to and including the date of such Change in Control and shall be payable in full at the target level in accordance with the payout schedule pursuant to the instrument evidencing the Award. Any existing deferrals or other restrictions not waived by the Committee in its sole discretion shall remain in effect.

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(c) Notwithstanding Sections 15.3(a) and 15.3(b), the Committee, in its sole discretion, may (unless otherwise provided in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company) instead provide in the event of a Change in Control that is a Company Transaction (i) for adjustments to the Plan and outstanding Awards as contemplated by Section 15.1 or (ii) that a Participant’s outstanding Awards shall terminate upon or immediately prior to such Company Transaction and that such Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (x) the value of the per share consideration received by holders Stock in the Company Transaction, or, if the Company Transaction is a sale of assets or otherwise does not result in direct receipt of consideration by holders of Stock, the value of the deemed per share consideration received, in each case as determined by the Committee in its sole discretion, multiplied by the number of shares of Stock subject to such outstanding Awards (to the extent then vested and exercisable or whether or not then vested and exercisable, as determined by the Committee in its sole discretion) exceeds (y) if applicable, the respective aggregate exercise price or grant price for such Awards.

15.4 Further Adjustment of Awards.

Subject to Sections 15.2 and 15.3, the Committee shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation, dissolution or change in control of the Company, as defined by the Committee, to take such further action as it determines to be necessary or advisable with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Committee may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Committee may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation, dissolution or change in control that is the reason for such action.

15.5 No Limitations.

The grant of Awards shall in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

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15.6 Fractional Shares.

In the event of any adjustment in the number of shares covered by any Award, each such Award shall cover only the number of full shares resulting from such adjustment.

15.7 Section 409A of the Code.

Notwithstanding anything in this Plan to the contrary, (a) any adjustments made pursuant to this Section 15 or any other amendments to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code and (b) any adjustments made pursuant to this Section 15 or any other amendments to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment or amendment the Awards either (i) continue not to be subject to Section 409A of the Code or (ii) comply with the requirements of Section 409A of the Code.

SECTION 16. MARKET STANDOFF

In the event of an underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, no person may sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose of or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any shares issued pursuant to an Award granted under the Plan without the prior written consent of the Company or its underwriters. Such limitations shall be in effect for such period of time as may be requested by the Company or such underwriters; provided, however, that in no event shall such period exceed (a) 180 days after the effective date of the registration statement for such public offering or (b) such longer period requested by the underwriter as is necessary to comply with regulatory restrictions on the publication of research reports (including, but not limited to, NYSE Rule 472 or NASD Conduct Rule 2711).

In the event of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Company’s outstanding Preferred Stock and/or Common Stock effected as a class without the Company’s receipt of consideration, any new, substituted or additional securities distributed with respect to any shares issued as or pursuant to an Award under the Plan shall be immediately subject to the provisions of this Section 16, to the same extent such shares are at such time covered by such provisions.

In order to enforce the limitations of this Section 16, the Company may impose stop-transfer instructions with respect to the purchased shares until the end of the applicable standoff period.

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SECTION 17. AMENDMENT AND TERMINATION

17.1 Amendment, Suspension or Termination.

The Board or the Compensation Committee may amend, suspend or terminate the Plan or any portion of the Plan at any time and in such respects as it shall deem advisable; provided, however, that, to the extent required by applicable law, regulation or stock exchange rule, stockholder approval shall be required for any amendment to the Plan; and provided, further, that any amendment that requires stockholder approval may be made only by the Board and not by the Compensation Committee. Subject to Section 17.3, the Committee may amend the terms of any outstanding Award, prospectively or retroactively.

17.2 Term of the Plan.

Unless sooner terminated as provided herein, the Plan shall terminate ten years from the Effective Date. After the Plan is terminated, no future Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten years after the later of: (a) the adoption of the Plan by the Board and (b) the adoption by the Board of any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code.

17.3 Consent of Participant.

The amendment, suspension or termination of the Plan or a portion thereof or the amendment of an outstanding Award shall not, without the Participant’s consent, materially adversely affect any rights under any Award theretofore granted to the Participant under the Plan. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option. Notwithstanding the foregoing, any adjustments made pursuant to Section 15 shall not be subject to these restrictions.

SECTION 18. GENERAL

18.1 No Individual Rights.

No individual or Participant shall have any claim to be granted any Award under the Plan, and the Company has no obligation for uniformity of treatment of Participants under the Plan.

Furthermore, nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate a Participant’s employment or other relationship at any time, with or without cause.

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18.2 Issuance of Shares.

Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company’s counsel, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act or the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity.

The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under the laws of any state or foreign jurisdiction, any shares of Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made.

As a condition to the exercise of an Option or any other receipt of Stock pursuant to an Award under the Plan, the Company may require (a) the Participant to represent and warrant at the time of any such exercise or receipt that such shares are being purchased or received only for the Participant’s own account and without any present intention to sell or distribute such shares and (b) such other action or agreement by the Participant as may from time to time be necessary to comply with the federal, state and foreign securities laws. At the option of the Company, a stop-transfer order against any such shares may be placed on the official stock books and records of the Company, and a legend indicating that such shares may not be pledged, sold or otherwise transferred, unless an opinion of counsel (satisfactory to the Company, in its sole discretion) is provided stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates to ensure exemption from registration. The Committee may also require the Participant to execute and deliver to the Company a purchase agreement or such other agreement as may be in use by the Company at such time that describes certain terms and conditions applicable to the shares.

To the extent the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Preferred Stock and/or Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

18.3 Indemnification.

Each person who is or shall have been a member of the Board, or a committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Section 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such claim, action, suit or proceeding against such person; provided, however, that such person shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf. This duty to indemnify shall not apply to the extent that (i) such loss, cost, liability or expense is a result of such person’s own willful misconduct or (ii) such indemnification is expressly prohibited by statute.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company’s certificate of incorporation or bylaws, as a matter of law, or otherwise, or of any power that the Company may have to indemnify or hold harmless.

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18.4 No Rights as a Stockholder.

Unless otherwise provided by the Committee or in the instrument evidencing the Award or in a written employment, services or other agreement, no Award, other than a Stock Award, shall entitle the Participant to any cash dividend, voting or other right of a stockholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.

18.5 Compliance with Laws and Regulations.

In interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an “incentive stock option” within the meaning of Section 422 of the Code.

Any Award granted pursuant to the Plan is intended to comply with the requirements of Section 409A of the Code, including any applicable regulations and guidance issued thereunder, and including transition guidance, to the extent Section 409A of the Code is applicable thereto, and the terms of the Plan and any Award granted under the Plan shall be interpreted, operated and administered in a manner consistent with this intention to the extent the Committee deems necessary or advisable to comply with Section 409A of the Code and any official guidance issued thereunder. Any payment or distribution that is to be made under the Plan (or pursuant to an Award under the Plan) to a Participant who is a “specified employee” of the Company within the meaning of that term under Section 409A of the Code and as determined by the Committee, on account of a “separation from service” within the meaning of that term under Section 409A of the Code, may not be made before the date which is six months after the date of such “separation from service,” unless the payment or distribution is exempt from the application of Section 409A of the Code by reason of the short-term deferral exemption or otherwise. Notwithstanding any other provision in the Plan, the Committee, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify the Plan and any Award granted under the Plan so that the Award qualifies for exemption from or complies with Section 409A of the Code; provided, however, that the Committee makes no representations that Awards granted under the Plan shall be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to Awards granted under the Plan.

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18.6 Participants in Other Countries or Jurisdictions.

Without amending the Plan, the Committee may grant Awards to Eligible Persons who are foreign nationals on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan and shall have the authority to adopt such modifications, procedures, subplans and the like as may be necessary or desirable to comply with provisions of the laws or regulations of other countries or jurisdictions in which the Company or any Related Company may operate or have employees to ensure the viability of the benefits from Awards granted to Participants employed in such countries or jurisdictions, meet the requirements that permit the Plan to operate in a qualified or tax-efficient manner, comply with applicable foreign laws or regulations and meet the objectives of the Plan.

18.7 No Trust or Fund.

The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Preferred Stock and/or Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

18.8 Successors.

All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business and/or assets of the Company.

18.9 Severability.

If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Committee’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

18.10 Choice of Law and Venue.

The Plan, all Awards granted thereunder and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Florida without giving effect to principles of conflicts of law. Participants irrevocably consent to the nonexclusive jurisdiction and venue of the state and federal courts located in the State of Florida.

18.11 Legal Requirements.

The granting of Awards and the issuance of shares of Stock under the Plan are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

SECTION 19. EFFECTIVE DATE

The effective date (the “Effective Date”) is the date on which the Plan is adopted by the Board. If the stockholders of the Company do not approve the Plan within 12 months after the Board’s adoption of the Plan, any Incentive Stock Options granted under the Plan will be treated as Nonqualified Stock Options.

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APPENDIX A

DEFINITIONS

As used in the Plan,

“Acquired Entity” means any entity acquired by the Company or a Related Company or with which the Company or a Related Company merges or combines.

“Award” means any Option, Stock Appreciation Right, Stock Award, Restricted Stock, Stock Unit, Performance Share, Performance Unit, cash-based award or other incentive payable in cash or in shares of Preferred Stock and/or Common Stock as may be designated by the Committee from time to time.

“Award Agreement” means the agreement accompanying each Can B Corp. Stock Option Grant Notice which provides the terms, conditions, and restrictions for each Award granted under this Plan.

“Board” means the Board of Directors of the Company.

“Cause,” unless otherwise defined in the instrument evidencing an Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means dishonesty, fraud, serious or willful misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conduct prohibited by law (except minor violations), in each case as determined by the Company’s chief human resources officer or other person performing that function or, in the case of directors and executive officers, the Committee, whose determination shall be conclusive and binding.

“Change in Control,” unless the Committee determines otherwise with respect to an Award at the time the Award is granted or unless otherwise defined for purposes of an Award in a written employment, services or other agreement between the Participant and the Company or a Related Company, means the occurrence of any of the following events:

(i) An acquisition by any individual, entity or group, within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of either (1) the then outstanding shares of Common Stock of the Company (the “Outstanding Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise, exchange or conversion of any Convertible Securities unless such securities were themselves acquired directly from the Company, (2) any acquisition by the Company; (3) any acquisition by John Hwang or any Entity that he controls, or (4) any acquisition by any Person pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of the definition of “Company Transaction”; or

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(ii) Within any period of 24 consecutive months, a change in the composition of the Board such that the individuals who, immediately prior to such period, constituted the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes hereof, that any individual who becomes a member of the Board during such period, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(iii) A Company Transaction; or

(iv) The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company, other than to an entity pursuant to a transaction which would comply with clauses (1), (2) and (3) of the definition of “Company Transaction”, assuming for this purpose that such transaction were a Company Transaction.

For purposes of the definition of “Change of Control” and “Company Transaction”, a series of transactions undertaken with a common purpose shall be treated as a single transaction that begins at the consummation of the first transaction in the series and ends at the consummation of the last transaction in the series.

“Company” means Can B. Corp., a Florida corporation.

“Company Transaction” means the consummation of (i) a reorganization, merger or consolidation of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company and its direct and indirect subsidiaries taken as a whole, except in each case a transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such transaction will beneficially own, directly or indirectly, more than sixty percent (60%) of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such transaction (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets, either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such transaction, of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be, (2) no Person (other than the Company) will beneficially own, directly or indirectly, more than twenty-five percent (25%) of, respectively, the outstanding shares of common stock of the Company resulting from such transaction or the combined voting power of the outstanding voting securities of such Company entitled to vote generally in the election of directors, except to the extent that such ownership existed with respect to the Company prior to the transaction, and (3) individuals who were members of the Board immediately prior to the approval by the stockholders of the Company of such transaction will constitute at least a majority of the members of the board of directors of the Company resulting from such transaction.

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“Convertible Security” means any security convertible into or exchangeable for shares of Preferred Stock and/or Common Stock of the Company, or any option, warrant or other right to acquire shares of Preferred Stock and/or Common Stock of the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” has the meaning set forth in Section 3.2.

“Common Stock” means the common stock of the Company.

“Compensation Committee” means the Compensation Committee (if any) of the Board.

“Detrimental Activity” means any of the following: (i) unauthorized disclosure of any confidential or proprietary information of the Company or any of its Affiliates; (ii) any activity that would be grounds to terminate the Participant’s employment or service with the Company or any of its subsidiaries for Cause; (iii) the breach of any non-competition, non-solicitation, non-disparagement or other agreement containing restrictive covenants, with the Company or its Affiliates; (iv) fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion; or (v) any other conduct or act determined to be materially injurious, detrimental or prejudicial to any interest of the Company or any of its Affiliates, as determined by the Committee in its sole discretion.

“Disability,” unless otherwise defined by the Committee for purposes of the Plan or in the instrument evidencing an Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Participant to be unable to perform his or her material duties for the Company or a Related Company and to be engaged in any substantial gainful activity, in each case as determined by the Company’s chief human resources officer or other person performing that function or, in the case of directors and executive officers, the Committee, whose determination shall be conclusive and binding.

“Effective Date” has the meaning set forth in Section 19.

“Eligible Person” means any person eligible to receive an Award as set forth in Section 5.

“Entity” means any individual, entity or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act).

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“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” means the closing price for the Preferred Stock and/or Common Stock on any given date during regular trading, or if not trading on that date, such price on the last preceding date on which the Preferred Stock and/or Common Stock was traded, unless determined otherwise by the Committee using such methods or procedures as it may establish.

“Grant Date” means the later of (a) the date on which the Committee completes the corporate action authorizing the grant of an Award or such later date specified by the Committee and (b) the date on which all conditions precedent to an Award have been satisfied, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.

“Incentive Stock Option” means an Option granted with the intention that it qualify as an “incentive stock option” as that term is defined for purposes of Section 422 of the Code or any successor provision.

“including”, “include”, “includes” and words of similar import shall be construed broadly as if followed by the phrase “without limitation”.

“Nonqualified Stock Option” means an Option other than an Incentive Stock Option.

“Option” means a right to purchase Preferred Stock and/or Common Stock granted under Section 7.

“Option Expiration Date” means the last day of the maximum term of an Option.

“Outstanding Company Common Stock” has the meaning set forth in the definition of “Change in Control.”

“Outstanding Company Voting Securities” has the meaning set forth in the definition of “Change in Control.”

“Parent Company” means a company or other entity which as a result of a Company Transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries.

“Participant” means any Eligible Person to whom an Award is granted.

“Performance Award” means an Award of Performance Shares or Performance Units granted under Section 11.

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“Performance Share” means an Award of units denominated in shares of Preferred Stock and/or Common Stock granted under Section 11.1.

“Performance Unit” means an Award of units denominated in cash or property other than shares of Preferred Stock and/or Common Stock granted under Section 11.2.

“Plan” means this Can B Corp. 2020 Incentive Stock Option Plan.

“Preferred Stock” means the Preferred Class C Series Stock of the Company.

‘‘Related Company” means any entity that is directly or indirectly controlled by, in control of or under common control with the Company.

“Restricted Stock” means an Award of shares of Preferred Stock and/or Common Stock granted under Section 10, the rights of ownership of which are subject to restrictions prescribed by the Committee.

“Retirement,” unless otherwise defined in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means “Retirement” as defined for purposes of the Plan by the Committee or the Company’s chief human resources officer or other person performing that function or, if not so defined, means Termination of Service on or after the date the Participant reaches “normal retirement age,” as that term is defined in Section 411(a)(8) of the Code.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Stock,” means, as applicable, Common Stock and/or Preferred Stock of the Company.

“Stock Appreciation Right” or “SAR” means a right granted under Section 9.1 to receive the excess of the Fair Market Value of a specified number of shares of Preferred Stock and/or Common Stock over the grant price.

“Stock Award” means an Award of shares of Preferred Stock and/or Common Stock granted under Section 10, the rights of ownership of which are not subject to restrictions prescribed by the Committee.

“Stock Unit” means an Award denominated in units of Preferred Stock and/or Common Stock granted under Section 10.

“Substitute Awards” means Awards granted or shares of Stock issued by the Company in substitution or exchange for awards previously granted by an Acquired Entity.

“Successor Company” means the surviving company, the successor company or Parent Company, as applicable, in connection with a Company Transaction.

“Termination of Service” means a termination of employment or service relationship with the Company or a Related Company for any reason, whether voluntary or involuntary, including by reason of death, Disability or Retirement. Any question as to whether and when there has been a Termination of Service for the purposes of an Award and the cause of such Termination of Service shall be determined by the Company’s chief human resources officer or other person performing that function or, with respect to directors and executive officers, by the Committee, whose determination shall be conclusive and binding. Transfer of a Participant’s employment or service relationship between the Company and any Related Company shall not be considered a Termination of Service for purposes of an Award. Unless the Committee determines otherwise, a Termination of Service shall be deemed to occur if the Participant’s employment or service relationship is with an entity that has ceased to be a Related Company. A Participant’s change in status from an employee of the Company or a Related Company to a consultant, advisor or independent contractor of the Company or a Related Company or a change in status from a consultant, advisor or independent contractor of the Company or a Related Company to an employee of the Company or a Related Company, shall not be considered a Termination of Service.

“Vesting Commencement Date” means the Grant Date or such other date selected by the Committee as the date from which an Award begins to vest.

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PLAN ADOPTION AND AMENDMENTS/ADJUSTMENTS

SUMMARY PAGE

Date of Board Action	Action	Section/Effect of Amendment	Date of Shareholder Approval

July 28, 2020	Initial Plan Adoption		July 28, 2020

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